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                                                                    EXHIBIT 21.1

                          SUBSIDIARIES OF AAR CORP. (1)

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                                                                                             State of
                                                                                             --------
                                  Name of Corporation                                      Incorporation
                                  -------------------                                      -------------
AAR Aircraft Services, Inc. (2)..........................................................    Oklahoma
AAR Airframe & Accessories Group, Inc. (3)...............................................    Illinois
AAR Allen Services, Inc. (4).............................................................    Illinois
AAR Aircraft & Engine Group, Inc. (5)....................................................    Illinois
AAR Engine Services, Inc. (6)............................................................    Illinois
AAR Financial Services Corp..............................................................    Illinois
AAR International, Inc. (7)..............................................................    Illinois
AAR Manufacturing Group, Inc. (8)........................................................    Illinois

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(1)      Subsidiaries required to be listed pursuant to Regulation S-K Item
         601(b)(21).

(2)      Formerly know as AAR Aircraft Group, Inc.

(3) Also does business under the names AAR Allen Aircraft, AAR Distribution, AAR Expendables, and AAR Defense Systems. Formerly known as AAR Allen Group, Inc.

(4) Also does business under the names AAR Landing Gear, AAR Component Services, and Mars Aircraft Radio.

(5) Also does business under the names AAR Aircraft Turbine Center, AAR Aircraft Sales and Leasing, and AAR Engine Sales & Leasing. Formerly known as AAR Engine Group, Inc.

(6) Also does business under the name AAR Engine Component Services and AAR Energy Services.

(7) Also does business under the names AAR Distribution, AAR Aircraft Component Services, AAR Engine Group International, and AAR Allen Group International.

(8) Also does business under the names AAR Cargo Systems, AAR Cadillac Manufacturing, AAR Composites, AAR Craig Systems, and AAR Skydyne. AAR Manufacturing Group, Inc. was formerly known as AAR Brooks & Perkins Corp.